Exhibit 99.1

FOR IMMEDIATE RELEASE

Idenix Pharmaceuticals Contact:

Teri Dahlman (617) 995-9807

IDENIX PHARMACEUTICALS REPORTS

SECOND QUARTER AND SIX MONTH 2014 FINANCIAL RESULTS

CAMBRIDGE, Mass., July 31, 2014 — Idenix Pharmaceuticals, Inc. (NASDAQ: IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, today reported unaudited financial results for the second quarter ended June 30, 2014.

Second Quarter and Six Months 2014 Financial Results

For the second quarter ended June 30, 2014, Idenix reported total revenues of $(26.1) million, compared to total revenues of $0.1 million in the second quarter of 2013. The Company reported a net loss of $64.5 million, or $0.43 per basic and diluted share, for the second quarter ended June 30, 2014, compared to a net loss of $28.9 million, or $0.22 per basic and diluted share, for the second quarter ended June 30, 2013.

For the six months ended June 30, 2014, Idenix reported total revenues of $(29.1) million, compared to total revenues of $1.0 million for the six months ended June 30, 2013. The Company reported a net loss of $98.6 million, or $0.67 per basic and diluted share, for the six months ended June 30, 2014, compared to a net loss of $59.7 million, or $0.45 per basic and diluted share, for the six months ended June 30, 2013. In the six months ended June 30, 2014, the Company recorded a charge against revenue related to the impact of the stock subscription rights of Novartis Pharma AG, which is described in more detail in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2014.

Merger with Merck

On June 9, 2014, Idenix announced that it had entered into an agreement and plan of merger, referred to as the merger agreement, with Merck & Co. Inc. and its wholly-owned subsidiary, Imperial Blue Corporation, together referred to as Merck. On June 20, 2014 and pursuant to the merger agreement, Merck commenced a tender offer, referred to as the offer, to purchase all of Idenix’s issued and outstanding shares of common stock for $24.50 per share in cash. Consummation of the offer is subject to the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which occurred on July 18, 2014, and other customary closing conditions. The tender offer will expire on August 4, 2014. It is expected that the transaction will be completed in August 2014, but there can be no assurance that the offer will close in this time frame or at all. Upon closing of the offer and subject to the terms of the merger agreement, Idenix will become a wholly-owned subsidiary of Merck, and the Company’s common stock will cease to trade on the NASDAQ Global Market. The foregoing description of the transaction with Merck does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which was filed as Exhibit 2.1 on Form 8-K filed with the Securities and Exchange Commission, or SEC, on June 9, 2014.

2014 Financial Guidance

At June 30, 2014, Idenix’s cash and cash equivalents totaled $177.6 million. The Company continues to expect that its current cash and cash equivalents will be sufficient to sustain its operations into at least the second half of 2015. This guidance assumes no milestone payments or license fees, no reimbursement for development programs and no financing or merger activities.

ABOUT IDENIX

Idenix Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts, is a biopharmaceutical Company engaged in the discovery and development of drugs for the treatment of human viral diseases. Idenix’s current focus is on the treatment of patients with hepatitis C infection. For further information about Idenix, please refer to www.idenix.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including but not limited to the statements regarding the Company’s future business and financial performance. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “expect,” “plans,” “anticipates,” “intends,” “will,” and similar expressions are also intended to identify forward-looking statements, as are expressed or implied statements with respect to the transactions contemplated by the merger agreement between the Company by Merck, including the merger and the offer; the Company’s potential pipeline candidates, including any expressed or implied statements regarding the efficacy and safety of samatasvir, IDX21437 or IDX21459 or any other drug candidate; the successful development of novel combinations of direct-acting antivirals for the treatment of HCV; the likelihood and success of any future clinical trials involving samatasvir, IDX21437 or IDX21459 or any other drug candidates; and expectations with respect to funding of operations and future cash balances. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to the following: there can be no guarantees that the transactions contemplated by the merger agreement between the Company by Merck, including the merger and the offer; that the Company will advance any clinical product candidate or other component of its potential pipeline to the clinic, to the regulatory process or to commercialization; management’s expectations could be affected by unexpected regulatory actions or delays; uncertainties relating to, or unsuccessful results of, clinical trials, including additional data relating to the ongoing clinical trials evaluating its product candidates; the Company’s ability to obtain additional funding required to conduct its research, development and commercialization activities; changes in the Company’s business plan or objectives; the ability of the Company to attract and retain qualified personnel; competition in general; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates and its discoveries. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These and other risks which may impact management’s expectations are described in greater detail under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2013 as filed with the Securities and Exchange Commission (SEC) and in any subsequent periodic or current report that the Company files with the SEC.

All forward-looking statements reflect the Company’s estimates only as of the date of this release (unless another date is indicated) and should not be relied upon as reflecting the Company’s views, expectations or beliefs at any date subsequent to the date of this release. While Idenix may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Collaboration revenue – related party	$(26,071)	$112	$(29,078)	$964

Total revenues	(26,071)	112	(29,078)	964
Operating expenses (1):
Cost of revenues	—	368	—	700
Research and development	24,185	19,779	45,262	43,787
General and administrative	14,492	9,141	24,795	16,676

Total operating expenses	38,677	29,288	70,057	61,163

Loss from operations	(64,748)	(29,176)	(99,135)	(60,199)
Other income, net	286	257	560	528

Loss before income taxes	(64,462)	(28,919)	(98,575)	(59,671)

Income tax expense	—	—	(1)	(1)

Net loss	$(64,462)	$(28,919)	$(98,576)	$(59,672)

Basic and diluted net loss per share:	$(0.43)	$(0.22)	$(0.67)	$(0.45)

Shares used in calculation of basic and diluted net loss per share:	150,968	133,960	148,059	133,959

Comprehensive loss:
Net loss	$(64,462)	$(28,919)	$(98,576)	$(59,672)
Changes in other comprehensive income:
Foreign currency translation adjustment	(125)	151	(76)	(198)

Comprehensive loss	$(64,587)	$(28,768)	$(98,652)	$(59,870)

(1) Share-based compensation expenses included in operating expenses amounted to approximately:
Research and development	$569	$525	$1,052	$995
General and administrative	1,083	861	2,030	1,640

IDENIX PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$177,613	$122,006
Receivables from related party	1,050	1,409
Other current assets	7,624	6,337

Total current assets	186,287	129,752
Property and equipment, net	2,599	2,782
Receivables from related party, net of current portion	4,555	5,082
Other assets	4,185	3,395

Total assets	$197,626	$141,011

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$27,094	$17,084
Deferred revenue, related party	714	714
Other current liabilities	449	392

Total current liabilities	28,257	18,190
Other long-term obligations	13,512	13,550
Deferred revenue, related party, net of current portion	2,917	3,274

Total liabilities	44,686	35,014
Stockholders’ equity	152,940	105,997

Total liabilities and stockholders’ equity	$197,626	$141,011